Exhibit 5.3

[Penn, Stuart & Eskridge Letterhead]

December 18, 2009

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

Jones Day

222 East 41st Street

New York, New York 10017

Re:	Registration Statement on Form S-3 Filed by

International Coal Group, Inc. and the Guarantors (as defined below)

Ladies and Gentlemen:

We have acted as special counsel in the State of Virginia to White Wolf Energy, Inc., a Virginia corporation (the “Covered Guarantor”), and subsidiary of International Coal Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), which relates to the issuance and sale from time to time, on a delayed basis, by the Company of $600,000,000 of: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be (A) guaranteed by the Covered Guarantor and the companies listed on Annex A hereto (together with the Covered Guarantor, the “Guarantors”) by the issuance from time to time, on a delayed basis, of guarantees of the Debt Securities (the “Guarantees” and individually, in the case of the Covered Guarantor, the “Guarantee” ), and/or (B) convertible into or exchangeable for Common Stock, in each case, as contemplated by the Registration Statement. The Debt Securities, the Common Stock and the Guarantees are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Covered Guarantor is a corporation, duly incorporated under the laws of the State of Virginia, existing and in good standing under the laws of the State Virginia.

2.

The Guarantee (a) when duly executed by the Covered Guarantor and (b) delivered to the purchaser or purchasers of the related Debt Securities, upon receipt by the Company of such lawful consideration for the related Debt

International Coal Group, Inc.

December 18, 2009

Securities as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued by the Covered Guarantor and will constitute a valid and binding obligation of the Covered Guarantor under the laws of Virginia.

3.	The Guarantee (a) when duly executed by the Covered Guarantor and (b) delivered to the purchaser or purchasers of the related Debt Securities, upon receipt by the Company of such lawful consideration for the related Debt Securities as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will not violate the laws of the State of Virginia.

In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Covered Guarantor.

We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents, the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies, that each document submitted to us as the execution form of a document will be executed in such form, that each executed document submitted to us is complete, unmodified and the most current version of each such document and that all documents have been duly executed and delivered by, and constitute valid and binding obligations of, all of the parties to such documents (other than the Covered Guarantor). Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Virginia (excluding its securities laws). We express no opinion with respect to the laws of any other jurisdiction, including federal laws, on the opinions expressed herein.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium and other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

Except for the opinions contained herein, and as specifically provided below, we have not participated in the preparation of any material in connection with the filing by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) of the Registration Statement with respect to the registration of the Securities, and we express no opinion on and assume no responsibility for the contents of any such material. We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

International Coal Group, Inc.

December 18, 2009

The opinions set forth above are subject to the following further assumptions, qualifications and limitations:

A.	The opinions expressed in paragraph 1 above with respect to the existence and good standing of the Covered Guarantor is based solely on certificates and statements of public officials as to factual matters or legal conclusions set forth therein.

B.	In rendering our opinion in paragraph 2, we express no opinion as to the effectiveness of the Registration Statement.

C.	This opinion is limited to the matters expressly stated herein.

D.	The opinions rendered herein are given on the date hereof, and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. We do not undertake to advise you of any changes in any opinion rendered above or applicable Virginia law as a result of any or changes in the law that do or might arise or occur after the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

Subject to all of the limitations, qualifications and assumptions set forth herein, Jones Day is hereby authorized to rely on this opinion letter in connection with its opinion letter filed as Exhibit 5.1 to the Registration Statement.

This opinion is furnished by us to you solely for your use in connection with the transactions described above upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent.

Very truly yours,

/s/ Penn, Stuart & Eskridge

Annex A

Other Guarantors

Name	Jurisdiction

CoalQuest Development LLC	Delaware
Hunter Ridge, Inc.	Delaware
Hunter Ridge Coal Company	Delaware
Hunter Ridge Holdings, Inc.	Delaware
ICG, Inc.	Delaware
ICG, LLC	Delaware
ICG ADDCAR Systems, LLC	Delaware
ICG Beckley, LLC	Delaware
ICG East Kentucky, LLC	Delaware
ICG Eastern, LLC	Delaware
ICG Eastern Land, LLC	Delaware
ICG Hazard, LLC	Delaware
ICG Hazard Land, LLC	Delaware
ICG Illinois, LLC	Delaware
ICG Knott County, LLC	Delaware
ICG Natural Resources, LLC	Delaware
ICG Tygart Valley, LLC	Delaware
Marine Coal Sales Company	Delaware
Powell Mountain Energy, LLC	Delaware
Simba Group, Inc.	Delaware
Upshur Property, Inc.	Delaware
Bronco Mining Company, Inc.	West Virginia
Hawthorne Coal Company, Inc.	West Virginia
Juliana Mining Company, Inc.	West Virginia
King Knob Coal Co., Inc.	West Virginia
Melrose Coal Company, Inc.	West Virginia
Patriot Mining Company, Inc.	West Virginia
Vindex Energy Corporation	West Virginia
Wolf Run Mining Company	West Virginia